UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This current report on Form 8-K/A is being filed by Icagen, Inc. (the “Company”) pursuant to Instruction 2 to Item 5.02 to amend the Form 8-K filed on August 7, 2006. The original Form 8-K announced the election of Adeoye Y. Olukotun as a Class II director of the Company, but did not disclose the committees on which Dr. Olukotun would serve because the Board of Directors had not yet made that determination. On October 24, 2006, upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors removed Martin Simonetti from the Compensation Committee of the Board of Directors (the “Committee”) and appointed Dr. Olukotun to serve on the Committee. Mr. Simonetti continues to serve as a member of the Audit Committee of the Board of Directors and as the Company’s audit committee financial expert.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: October 30, 2006	By:	/S/ P. KAY WAGONER
P. Kay Wagoner President and Chief Executive Officer